Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2017 Third Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2017 Second Quarter Financial Results

NEW YORK, NY, May 4, 2017 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its second fiscal quarter ended March 31, 2017.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	March 31, 2017	December 31, 2016
Investment portfolio, at fair value	$1,734,005	$1,696,302
Total assets	$1,784,227	$1,774,086
Net asset value per share	$15.88	$15.74

	Quarter Ended
	March 31, 2017	December 31, 2016
Investment income	$33,557	$33,849
Net investment income	$16,547	$16,953
Net gain (loss) on investments and secured borrowings	$4,193	$2,031
Net increase in net assets resulting from operations	$20,740	$18,984

Earnings per share	$0.38	$0.34
Net gain (loss) on investments and secured borrowings per share	$0.08	$0.03
Net investment income per share	$0.30	$0.31
Accrual for capital gain incentive fee per share	$0.02	$0.01
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.32

(1) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors.

Second Fiscal Quarter 2017 Highlights

•
Net increase in net assets resulting from operations for the quarter ended March 31, 2017 was $20.7 million, or $0.38 per share, as compared to $19.0 million, or $0.34 per share, for the quarter ended December 31, 2016;

•	Net investment income for the quarter ended March 31, 2017 was $16.5 million, or $0.30 per share, as compared to $16.9 million, or $0.31 per share, for the quarter ended December 31, 2016;

•
Net investment income for the quarter ended March 31, 2017 excluding a $0.9 million accrual for the capital gain incentive fee under GAAP was $17.4 million, or $0.32 per share, as compared to $17.4 million, or $0.32 per share, when excluding a $0.5 million accrual for the capital gain incentive fee under GAAP for the quarter ended December 31, 2016;

•
Net gain on investments and secured borrowings for the quarter ended March 31, 2017 was $4.2 million, or $0.08 per share, as compared to a net gain of $2.0 million, or $0.03 per share, for the quarter ended December 31, 2016; and

•	Our board of directors declared on May 4, 2017 a quarterly distribution of $0.32 per share payable on June 29, 2017 to stockholders of record as of June 6, 2017.

Portfolio and Investment Activities

As of March 31, 2017, the Company had investments in 185 portfolio companies with a total fair value of $1,617.9 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $116.1 million. This compares to the Company’s portfolio as of December 31, 2016, as of which date the Company had investments in 182 portfolio companies with a total fair value of $1,587.5 million and investments in SLF with a total fair value of $108.8 million. Investments in portfolio companies as of March 31, 2017 and December 31, 2016 consisted of the following:

	As of March 31, 2017		As of December 31, 2016
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$192,578	11.1%	$169,817	10.0%
One stop	1,341,899	77.4	1,337,069	78.8
Second lien	19,053	1.1	18,981	1.1
Subordinated debt	1,783	0.1	1,411	0.1
LLC equity interests in SLF	116,130	6.7	108,779	6.4
Equity	62,562	3.6	60,245	3.6
Total	$1,734,005	100.0%	$1,696,302	100.0%

The following table shows the asset mix of our new investment commitments for the three months ended March 31, 2017:

	For the three months ended March 31, 2017
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$55,851	52.7%
One stop	40,324	38.0
LLC equity interests in SLF	8,881	8.4
Equity securities	930	0.9
Total new investment commitments	$105,986	100.0%

Overall, total investments at fair value increased by 2.2%, or $37.7 million, during the three months ended March 31, 2017 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss). Total investments at fair value held by SLF increased by 5.2%, or $17.4 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).

On May 2, 2017, Golub Capital BDC Funding LLC, a wholly-owned subsidiary of the Company, entered into an amendment to the documents governing its credit facility with Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, N.A., as lender, which amendment, was effective as of May 2, 2017 and, among other things, increased the size of the credit facility from $200 million to $225 million and allowed for the addition of a third lender under the facility.

For the three months ended March 31, 2017, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio company investments in the Company’s portfolio were 8.2% and 7.7%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended March 31, 2017 and December 31, 2016 was $33.6 million and $33.8 million, respectively. This $0.2 million decrease was primarily attributable to a decrease in dividend income from equity investments, excluding our investment in SLF, during the quarter ended March 31, 2017.

Total expenses for the quarters ended March 31, 2017 and December 31, 2016 were $17.0 million and $16.9 million, respectively. This $0.1 million increase was primarily attributable to an increase in professional fees.

During the quarter ended March 31, 2017, the Company recorded a net realized gain of $0.7 million and recorded net unrealized appreciation of $3.5 million. The net realized gain was primarily due to the net realized gains on the sale of portfolio company investments to SLF and the sale of an equity investment. The net unrealized appreciation was due to net unrealized appreciation on several middle market debt and equity securities.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of March 31, 2017, the Company had cash and cash equivalents of $4.6 million, restricted cash and cash equivalents of $39.3 million and $864.1 million of debt and secured borrowings outstanding. As of March 31, 2017, the Company had $70.3 million of remaining commitments and $35.1 million available for additional borrowings on its revolving credit facility, subject to leverage and borrowing base restrictions. As of March 31, 2017, through our SBIC licensees, we had $67.0 million of debenture commitments, of which $17.0 million was available to be drawn, subject to customary SBA regulatory requirements.

On March 21, 2017, the Company priced a public offering of 1,750,000 shares of its common stock at a public offering price of $19.03 per share, raising approximately $32.3 million in net proceeds after underwriting discounts and commissions. On April 6, 2017, the Company sold an additional 262,500 shares of our common stock at a public offering price of $19.03 per share pursuant to the underwriter's exercise of the option to purchase additional shares granted in connection with the public offering in March 2017.

On May 4, 2017, the Company’s Board of Directors declared a quarterly distribution of $0.32 per share, payable on June 29, 2017 to holders of record as of June 6, 2017.

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of March 31, 2017 and December 31, 2016:

	March 31, 2017			December 31, 2016
Internal	Investments		Percentage of	Investments		Percentage of
Performance	at Fair Value		Total	at Fair Value		Total
Rating	(In thousands)		Investments	(In thousands)		Investments
5	$218,405		12.6%	$75,633		4.5%
4	1,298,557		74.9	1,406,965		82.9
3	212,322		12.2	196,001		11.6
2	4,781		0.3	17,772		1.0
1	(60)	(1)	0.0 *	(69)	(1)	0.0 *
Total	$1,734,005		100.0%	$1,696,302		100.0%

*	Represents an amount less than 0.1%.

(1)	The negative fair value is the result of an unfunded commitment being valued below par.

Conference Call

The Company will host an earnings conference call at 11:00 a.m. (Eastern Time) on Friday, May 5, 2017 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 679-2940 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4378. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 3.31.17 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 1:00 p.m. (Eastern Time) on June 4, 2017. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21849940.

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $1,718,936 and $1,684,739, respectively)	$1,734,005	$1,696,302
Cash and cash equivalents	4,614	5,709
Restricted cash and cash equivalents	39,330	66,016
Interest receivable	6,013	5,661
Other assets	265	398
Total Assets	$1,784,227	$1,774,086

Liabilities
Debt	$863,650	$889,500
Less unamortized debt issuance costs	4,921	5,257
Debt less unamortized debt issuance costs	858,729	884,243
Secured borrowings, at fair value (proceeds of $445 and $458, respectively)	448	462
Interest payable	3,637	5,937
Management and incentive fees payable	12,328	11,812
Accounts payable and accrued expenses	1,940	1,986
Payable for open trades	190	—
Accrued trustee fees	74	76
Total Liabilities	877,346	904,516

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 57,103,423 and 55,237,037 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	57	55
Paid in capital in excess of par	893,388	859,143
Undistributed net investment income	4,411	5,520
Net unrealized appreciation (depreciation) on investments and secured borrowings	17,735	14,228
Net realized gain (loss) on investments and secured borrowings	(8,710)	(9,376)
Total Net Assets	906,881	869,570
Total Liabilities and Total Net Assets	$1,784,227	$1,774,086

Number of common shares outstanding	57,103,423	55,237,037
Net asset value per common share	$15.88	$15.74

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
Investment income
Interest income	$30,954	$32,697
Dividend income	2,425	898
Fee income	178	254

Total investment income	33,557	33,849

Expenses
Interest and other debt financing expenses	7,674	7,606
Base management fee	5,848	5,837
Incentive fee	2,110	2,091
Professional fees	717	580
Administrative service fee	524	601
General and administrative expenses	130	171

Total expenses	17,003	16,886

Net investment income - before excise tax	16,554	16,963
Excise tax	7	10
Net investment income - after excise tax	16,547	16,953
Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	686	907
Net change in unrealized appreciation (depreciation) on investments and secured borrowings	3,507	1,124

Net gain (loss) on investments and secured borrowings	4,193	2,031

Net increase in net assets resulting from operations	$20,740	$18,984

Per Common Share Data
Basic and diluted earnings per common share	$0.38	$0.34
Dividends and distributions declared per common share	$0.32	$0.57
Basic and diluted weighted average common shares outstanding	55,395,179	55,064,870

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $20 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 300 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.